SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                TSI INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                                TSI INCORPORATED
                      -------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                                TSI INCORPORATED

                      -------------------------------------


To the Stockholders of TSI Incorporated:

PLEASE TAKE NOTICE that the Annual Meeting of stockholders of TSI Incorporated will be held on Thursday, July 23, 1998, at 3:30 p.m., Central Daylight Time, at the Corporate Offices, 500 Cardigan Road, Shoreview, Minnesota for the following purposes:

       I.   To elect two directors of the Company.

      II. To consider and act upon the matter of ratifying the appointment of KPMG Peat Marwick LLP as the independent auditors of the Company for the fiscal year ending March 31, 1999.

     III. To transact such other business as may properly come before the meeting.

Accompanying this Notice are a Proxy, Proxy Statement and a copy of the Company's Annual Report for the fiscal year ended March 31, 1998. Whether or not you expect to be present at the meeting, please sign and date the Proxy and return it in the enclosed envelope provided for that purpose. The Proxy may be revoked at any time prior to the time that it is voted. Only stockholders of record at the close of business on June 2, 1998, will be entitled to vote at the meeting.

                                          By Order of the Board of Directors




                                          Laura J. Cochrane
                                          Secretary

June 18, 1998

                                TSI INCORPORATED
                                500 CARDIGAN ROAD
                           SHOREVIEW, MINNESOTA 55126
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 23, 1998

                             ----------------------
                                 PROXY STATEMENT
                             ----------------------


                                     GENERAL

The Annual Meeting of stockholders of TSI Incorporated will be held on Thursday, July 23, 1998, at 3:30 p.m., Central Daylight Time, at the Corporate Offices, 500 Cardigan Road, Shoreview, Minnesota, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

The enclosed Proxy is solicited by the Board of Directors of the Company. Such solicitation is being made by mail, and may also be made by directors, officers, and regular employees of the Company personally or by telephone. Any Proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting thereof by so notifying the Company in writing at the above address, attention: Robert F. Gallagher, Vice President and Chief Financial Officer, or by appearing in person at the meeting. Shares represented by Proxies will be voted as specified in such Proxies, and if no choice is specified, will be voted (1) in favor of the Board of Directors' nominees named in this Proxy Statement and (2) in favor of ratifying the appointment of KPMG Peat Marwick LLP as the independent auditors of the Company for the current fiscal year. Abstentions will be treated as shares present for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of a matter submitted to the stockholders for a vote. If a broker indicates on a Proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares shall not be considered as present and entitled to vote with respect to that matter.

Common Stock, $.10 par value ("Common Stock"), of which there were 11,409,858 shares outstanding on the record date, constitutes the only class of outstanding voting securities issued by the Company. Each stockholder will be entitled to cast one vote in person or by proxy for each share of Common Stock held by the stockholder. Only stockholders of record at the close of business on June 2, 1998, will be entitled to vote at the meeting.

All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. The Company may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of stock. This Proxy Statement and accompanying form of Proxy are being mailed to stockholders on or about June 18, 1998.


                              ELECTION OF DIRECTORS

The Company's Articles of Incorporation establish the maximum number of directors at nine and provide that the exact number of directors shall be established by resolution by a majority of the entire Board of Directors. The Board of Directors has adopted a resolution establishing the number of directors at eight, effective as of the 1998 Annual Meeting.

All directors of the Company serve for a term of three years or until their successors are elected and qualified. The three-year terms are staggered. The terms of office of Frank D. Dorman, Kenneth J. Roering and Lawrence J. Whalen expire upon election of directors at the 2000 Annual Meeting of Stockholders; the terms of office of John F. Carlson, Lowell D. Nystrom, and James E. Doubles expire upon the election of directors at the 1999 Annual Meeting of Stockholders; and the terms of office of Leroy M. Fingerson, Joseph C. Levesque, and Donald M. Sullivan expire upon the election of directors at the 1998 Annual Meeting of Stockholders scheduled for July 23, 1998. Dr. Fingerson has chosen not to run for re-election upon expiration of his term at the 1998 Annual Meeting, bringing the total number of directors serving on the Company's Board of Directors to eight.

The Board of Directors recommends that Messrs. Levesque and Sullivan be re-elected to serve as directors of the Company, each for a term expiring at the Annual Meeting of Stockholders in 2001. Unless otherwise specified, proxies solicited by the Board of Directors will be voted FOR the election of Messrs. Levesque and Sullivan.

The election of each nominee requires the affirmative vote of the stockholders holding at least a majority of Common Stock voting in person or by proxy at the Annual Meeting. Although the Board of Directors has no reason to believe that Mr. Levesque or Mr. Sullivan will be unable to serve as a director, if that contingency should occur, it is intended that the shares represented by the proxies will be voted, in the absence of contrary indication, for any substitute nominee designated by the Board of Directors, unless the Board determines to reduce its size appropriately.


     NAME, AGE,
    AND POSITIONS         DIRECTOR                             PRINCIPAL OCCUPATION AND                          TERM OF
   WITH THE COMPANY        SINCE                             CERTAIN OTHER DIRECTORSHIPS                        DIRECTOR*
-------------------------------------------------------------------------------------------------------------------------
John F. Carlson--          1987         Chairman, Excorp Medical, Inc., a medical technology company. Mr.          1999
59, Director                            Carlson was Chairman and CEO of Cray Research, Inc. from 1993 to May
                                        1995, and an officer and director of Cray Research, Inc., for more than five years through May 1995. Mr. Carlson is a director of Ancor
                                        Communications, Inc. and Ultradata Corporation.

James E. Doubles--         1990         President and Chief Executive Officer of the Company since July            1999
57, President, Chief                    1997, President and Chief Operating Officer of the Company from July
Executive Officer and                   1992 until July 1997.
a Director

Frank D. Dorman--          1961         Part-time employee of the Company and Consultant,                          2000
63, part-time                           Biomedicus-Medtronics for more than five years. Prior to February
employee and a                          1997, Mr. Dorman was a part-time Scientist at the University of
Director                                Minnesota for more than five years.

Leroy M. Fingerson--       1961         Chief Executive Officer of the Company from 1961 until July 1997;          1998
65, Chairman and a                      Chairman of the Company since 1986. President of the Company from
Director                                1961 to July 1992.

Joseph C. Levesque--       1997         Chairman, President and Chief Executive Officer of Aetrium                 2001
53, Director                            Incorporated for more than five years. Aetrium Inc. is a
                                        manufacturer of electro-mechanical devices for automatic testing and handling processes in semiconductor manufacturing.

Lowell D. Nystrom--        1961         Senior Vice President of the Company since December 1997; Vice             1999
62, Senior Vice                         President, Treasurer and Chief Financial Officer of the Company from
President and a                         1961 to December 1997.
Director


---------------
*Assuming the Reelection or Election of the Board's Nominees


      NAME, AGE,
     AND POSITIONS        DIRECTOR                            PRINCIPAL OCCUPATION AND                            TERM OF
   WITH THE COMPANY        SINCE                             CERTAIN OTHER DIRECTORSHIPS                         DIRECTOR*
--------------------------------------------------------------------------------------------------------------------------
Kenneth J. Roering--       1987         Paul S. Gerot Chair in Marketing, Professor of Marketing in the            2000
56, Director                            Carlson School of Management at the University of Minnesota for more than five years. Mr. Roering is a director of Arctic Cat, Inc.,
                                        Sheldahl Inc., and Transport Corporation of America.

Donald M. Sullivan--       1977         Chairman of MTS Systems Corporation, a manufacturer of factory             2001
62, Director                            automation and testing equipment. Mr. Sullivan was President and Chief
                                        Executive Officer of MTS Systems Corporation for more than five years until March 1998. Mr. Sullivan is a director of ADC
                                        Telecommunications, Inc.

Lawrence J. Whalen--       1983         Principal, Lawrence Whalen Associates, Management Consultant               2000
63, Director                            specializing in medical products and high technology businesses. Mr.
                                        Whalen was Chief Executive Officer of Minneapolis Children's Medical
                                        Center, a tertiary care pediatric hospital, from March 1992 to June
                                        1994.

---------------
*Assuming the Reelection or Election of the Board's Nominees


John F. Carlson and Lawrence J. Whalen are members of the Board of Directors' Audit Committee. Donald M. Sullivan is an alternate member of the Audit Committee. During fiscal 1998, this Committee met two times. The functions of the Audit Committee include recommending to the Board of Directors, subject to stockholder approval, the independent auditors; reviewing the results of the annual audit; reviewing the adequacy of accounting and financial controls; and instructing the auditors, as deemed appropriate, to undertake special assignments.

John F. Carlson, Joseph C. Levesque, Kenneth J. Roering, Donald M. Sullivan and Lawrence J. Whalen are members of the Committee of Outside Directors. During fiscal 1998, this Committee met two times. The Committee of Outside Directors reviews and recommends to the Board of Directors salaries and incentive compensation plans for senior management. The Company's Stock Option Plan of 1992 in which employee directors participate is also administered by the Committee of Outside Directors.

During fiscal 1998, the Board of Directors of the Company met five times. During this period all directors attended 95% or more of the aggregate of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which they served. The Board of Directors does not have a nominating committee.

                             EXECUTIVE COMPENSATION

The following table shows, on an accrual basis, the aggregate compensation received from the Company and its subsidiaries for the fiscal years ended March 31, 1998, 1997, and 1996, by each person who was an executive officer of the Company (a total of four people) and whose total remuneration for fiscal 1998 exceeded $100,000:

                         TABLE OF SUMMARY COMPENSATION(1)

                                         ANNUAL             LONG-TERM
                                      COMPENSATION         COMPENSATION
                                     --------------   ---------------------

                                                              Awards
                                                      ---------------------
                                                         Number of Shares
Name and                                                    Underlying                 All Other
Principal Position         Year        Salary ($)      Stock Options Granted       Compensation($)(2)
-----------------------------------------------------------------------------------------------------
Leroy M. Fingerson,        1998        156,927                 9,218                      9,237
Chairman                   1997        220,535                15,585                     10,420
                           1996        208,549                 7,356                      9,867

James E. Doubles,          1998        219,348                32,071                     10,493
President & CEO            1997        192,980                13,736                     10,237
                           1996        179,635                18,414                      9,683

Lowell D. Nystrom,         1998        154,310                 7,621                      9,566
Senior Vice President      1997        170,480                11,973                     10,048
                           1996        161,075                 5,754                      9,423

Robert F. Gallagher,       1998        108,639                16,596                      6,680
Vice President &
CFO(3)


---------------
1 No other annual compensation was paid, no restricted stock was awarded and no payouts were made under any long-term incentive compensation plan.

2 During fiscal 1998, the Company maintained a 401(k) profit sharing plan (the TSI Incorporated Employee Retirement and Profit Sharing Plan) for which substantially all regular employees of the Company and certain of its subsidiaries who have been employed for at least one year are eligible. Employees may make salary reduction contributions to the plan in accordance with Section 401(k) of the Internal Revenue Code. For fiscal 1998, the Company matched 50 percent of such contributions up to three percent of such employee's compensation and 25 percent of such contributions over three percent but not greater than six percent of such employee's compensation. In addition, the Company makes annual profit-sharing contributions to the plan as determined by the Board of Directors of the Company. For fiscal 1998, the Company made a profit-sharing (retirement) contribution equal to four percent of compensation paid to all eligible employees. In total, for fiscal 1998, the Company contributed $1,009,000 to the TSI Incorporated Employee Retirement and Profit Sharing Plan, of which $701,000 was contributed as the four percent of eligible compensation and $308,000 was contributed as matching funds for salary reduction contributions by employees. For fiscal 1998, the Company's profit-sharing and matching contributions to the plan for Dr. Fingerson, Mr. Doubles, Mr. Nystrom, and Mr. Gallagher were $9,237, $10,493, $9,566,and $6,680, respectively.

      (The Company also made payments of $702,000 for fiscal 1998 under the TSI Cash Bonus Program based on a formula adopted by the Board of Directors which specifies an amount equal to 15 percent of the pretax operating earnings above 12 percent of non-cash assets employed, paid to all eligible employees except executive officers and division managers who are eligible to participate in the Management Performance Stock Option Plan.)

3 Mr. Gallagher became Vice President and Chief Financial Officer of the Company in December 1997. Mr. Gallagher was the Controller of the Company for more than five years prior to December 1997.

                   TABLE OF OPTION GRANTS IN LAST FISCAL YEAR

                                       Individual Grants
-----------------------------------------------------------------------------------------    ----------------------------
                        Number of         % of Total                                         Potential Realizable Value
                          Shares            Options                                           at Assumed Annual Rates
                        Underlying         Granted to       Exercise or                      of Stock Price Appreciation
                         Options          Employees in      Base Price        Expiration          For Option Term(4)
   Name                  Granted           Fiscal Year       ($/Sh)(3)           Date           5%($)           10%($)
-------------------------------------------------------------------------------------------------------------------------
Leroy M.                 1,168(1)              1               8.875         Jan 23, 2005        4,220           9,834
Fingerson                8,050(2)             18               8.688          Apr 2, 2005       31,747          73,985

James E.                20,000(1)             17              10.250         Jul 17, 2004       83,456         194,487
Doubles                  2,451(1)              2               8.875         Jan 23, 2005        8,856          20,637
                         9,620(2)             22               8.688          Apr 2, 2005       28,472          66,352

Lowell D.                  853(1)              1               8.875         Jan 23, 2005         3082           7,182
Nystrom                  6,768(2)             15               8.688          Apr 2, 2005       23,938          55,785

Robert F.               10,000(1)              8               9.688         Oct 24, 2004       39,438          91,907
Gallagher                1,831(1)              1               8.875         Jan 23, 2005        6,615          15,417
                         4,765(2)             11               8.688          Apr 2, 2005       16,853          39,275

---------------
1 Options were granted under the Stock Option Plan of 1992 with an exercise price equal to the market price on the date of grant and become exercisable in 331/3 percent annual installments commencing one year from the date of grant.

2 Referenced options are grants of Management Performance Options which are made after the Company's financial results for the fiscal year are available, but relate to performance in the fiscal year to which this table relates and are, therefore, disclosed herein. Such options are immediately exercisable and were granted pursuant to the Management Performance Option Plan under the Stock Option Plan of 1992.

3 The number, kind, and price of the shares subject to each outstanding option will be proportionately and appropriately adjusted in the event of any stock dividend, stock split, recapitalization, reclassification, or similar change in the Company's outstanding securities.

4     Based on actual option term and annual compounding.


                  TABLE OF OPTION EXERCISES AND YEAR-END VALUE

  Aggregated Options Exercised in Last Fiscal Year and Year-End Option Value(1)

                                                                                                    Value of Unexercised
                                                             Number of Unexercised                  In-the-Money Options
                                                          Options at Fiscal Year End(1)             at Fiscal Year End(2)
                                                        ---------------------------------     -------------------------------
                        Shares
                        Acquired           Value        Exercisable         Unexercisable     Exercisable       Unexercisable
   Name               on Exercise(#)     Realized($)        (#)                 (#)               ($)                ($)
-----------------------------------------------------------------------------------------------------------------------------
Leroy M.                  4,200            29,576          51,453               2,936           122,254               0
Fingerson

James E.                 14,370            92,454          26,646              27,955                 0               0
Doubles

Lowell D.                     0                 0          47,382               2,090           129,848               0
Nystrom

Robert F.                     0                 0          13,330              12,671            15,500               0
Gallagher


---------------
1 Does not include Management Performance Options granted as of April 2, 1998, to the named executives based on their performance during fiscal 1998.

2 Represents the difference between the midpoint between the high and low reported trades on the NASDAQ National Market system of the Company's Common Stock on March 31, 1998, ($8.375), and the exercise price of the options.

EMPLOYEE STOCK PURCHASE PLAN

The Company's Employee Stock Purchase Plan of 1994 provides for the offering of Common Stock of the Company to employees of the Company and certain of its subsidiaries under the Plan at a price lower than current market price (not less than 85 percent of the lesser of the fair market value of the Company's Common Stock on the date the option is granted or on the date the option is exercised), and provides for purchase of such shares through payroll deduction. During fiscal 1998, stock options for an aggregate of 63,437 shares of Common Stock of the Company were granted under this plan. During fiscal 1998, Mr. Doubles and Mr. Gallagher were the only executive officers who participated in the plan. Mr. Doubles exercised his option to purchase 2,500 shares and Mr. Gallagher exercised his option to purchase 1,000 shares.

DIRECTOR COMPENSATION

Each director who is not also an employee of the Company currently receives cash compensation at a rate of $12,000 per year for serving on the Board. Under the Company's Stock Option Plan of 1992, directors who are not employees of the Company annually receive a non-statutory option, granted on the date of the Company's annual meeting, to purchase 1,500 shares of Common Stock at the fair market value at the date of the Company's Annual Meeting. On July 17, 1998, outside directors, Messrs. Sullivan, Levesque, Whalen, Carlson, and Roering, were each granted options to purchase 1,500 shares of Common Stock at an exercise price of $10.25 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There are no compensation committee interlocks with other companies within the meaning of the SEC proxy rules and none of the members of the Committee of Outside Directors has been an officer or employee of the Company or its subsidiaries.


                  REPORT OF THE COMMITTEE OF OUTSIDE DIRECTORS

The Committee of Outside Directors recommends to the Board the salary levels, benefit programs and incentive compensation plans of all executive officers. Committee members consist of the five outside board members.

To maintain a consistent philosophy of compensation throughout the Company, almost all compensation programs apply to all employees of the Company. This is based on the philosophy that Company success is based on the coordinated efforts of all employees. As explained below, the only difference for executive officers is that they do not participate in the profit sharing bonus. Instead, they have a performance stock option program that provides rewards based on growth and profitability.

COMPENSATION PHILOSOPHY

The goals of the compensation program are to align compensation with business objectives and performance, and to enable the Company to attract, retain, and reward employees who contribute to the long-term success of the Company. The Company's compensation program for executive officers is based on the same three principles applicable to compensation decisions for all employees of the
Company:

      THE COMPANY PAYS COMPETITIVELY.
      The Company is committed to providing a pay program that helps attract and retain the best people in the industry. To ensure that pay is competitive, the Company regularly compares its pay practices with those of other comparable companies and sets its pay parameters based on this review.

      THE COMPANY PAYS FOR PERFORMANCE.
      The performance-based stock option program rewards executive officers based on corporate growth and profitability. In addition to comparing salaries with those of other comparable companies, salary levels are established by considering corporate performance and individual factors that take into account management effectiveness in areas not directly related to financial performance.

      THE COMPANY STRIVES FOR FAIRNESS IN THE ADMINISTRATION OF PAY.
      The Company applies its compensation philosophy worldwide. The Company strives to achieve a balance of the compensation paid to a particular executive and the compensation paid to other executives both inside the Company and at comparable companies.

COMPENSATION VEHICLES

The Company's compensation program includes cash and equity-based compensation. It has permitted the Company to successfully attract and retain key employees, the result being the ability to provide useful products and services to our customers, to enhance stockholder value, to motivate technical innovation, to foster teamwork, and to adequately reward employees.

LIMITS ON DEDUCTIBLE COMPENSATION PAYABLE TO EXECUTIVE OFFICERS
The Omnibus Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended (the "Code") limiting corporate deductions to $1,000,000 for certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of publicly held companies. The Company does not believe it will pay "compensation" within the meaning of
Section 162(m) to such executive officers in excess of $1,000,000 in the foreseeable future. Therefore, the Company does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under Section 162(m), but will formulate a policy if compensation levels ever approach $1,000,000.

CASH-BASED COMPENSATION

      SALARY
      The Company sets base salary for all employees, including executive officers, by considering the responsibilities of each position and reviewing performance. Salaries are surveyed and compared with the mid-ranges of the aggregate of base salary and annual bonus for competitive positions in the market.

      PROFIT SHARING/RETIREMENT
      The Company provides an annual retirement contribution of four percent of credited compensation for all employees, including executive officers, or 100 percent of the Company's pre-tax income for the fiscal year, whichever is less. In addition, the Company provides matching contributions of 50 percent of employee salary reduction contributions up to three percent of such employee's compensation and 25 percent of such contributions over three percent but not greater than six percent of such employee's compensation. In addition, if the return on average assets, excluding cash, exceeds 12 percent, a cash bonus equal to 15 percent of pretax profits over the 12 percent threshold is paid to eligible participants. Executive officers and senior management do not participate in the cash bonus.

EQUITY-BASED COMPENSATION

      INCENTIVE STOCK OPTION PROGRAM
      Approximately 40 percent of the Company's employees, including executive officers, have incentive stock options, the number depending primarily on responsibility level. This program grants options each year totaling about one percent of the outstanding stock.

      MANAGEMENT PERFORMANCE STOCK OPTION PROGRAM
      Executive officers participate in a Management Performance Stock Option program. The number of shares available is based on the size of the Company and the return on equity.

      The intent of this program is to provide executive officers with a consistent long-term incentive program where the reward depends both on the performance of the Company for the current year (number of shares) and the future performance of the Company (growth in value of shares). Under this plan the number of shares available for executive officers depends on the total sales level of the Company and the performance of the company in achieving return on equity for each fiscal year, based on a formula adopted by the Board of Directors. Granting of option shares begins at a level of 10 percent return on equity and reaches a maximum at 22 percent return on equity. For fiscal 1998, at a total sales level of $81 million, a maximum of 47,739 shares would have been available to grant to executive officers. Because performance under this plan was at 61.3 percent of maximum potential, the option shares granted to executive officers was 29,246 shares.

      QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
      At a given date each year, all employees who own less than five percent of the Company's outstanding stock can set aside a certain percentage of their salary for purchase of Company stock under a qualified Employee Stock Purchase Plan. Twelve months later, the employee can use the money set aside to purchase Company stock at 15 percent less than the market price at the beginning of the year or at the end of the year, whichever is less. Two of the four executive officers were eligible to participate in this plan in fiscal 1998.

RATIONALE FOR CEO COMPENSATION

Mr. James E. Doubles was elected CEO of the Company in July 1997. Mr. Doubles was President and Chief Operating Officer of the Company since July 1992. His base compensation is determined using comparisons to industry data and he participates in exactly the same plans as other key executives. The committee reviews the mid-ranges of executive compensation survey data, current and historical Company performance and establishes a base salary that is considered fair and equitable. Mr. Doubles was granted an option for 20,000 shares of Company stock upon his promotion to CEO of the Company. His participation in the Management Performance Stock Option Program provides incentive compensation tied to Company performance that emphasizes long-term growth of stockholder value. For fiscal 1998, Mr. Doubles was granted stock options for 9,635 shares of Company stock under this plan. A maximum of 16,381 shares could have been granted to him if performance had reached 100 percent under this plan.



                                               COMMITTEE OF OUTSIDE DIRECTORS
                                               Kenneth J. Roering, Chair
                                               John F. Carlson
                                               Joseph C. Levesque
                                               Donald M. Sullivan
                                               Lawrence J. Whalen


                          STOCK PRICE PERFORMANCE GRAPH

Set forth on page nine is a line graph comparing the yearly percentage change in the cumulative total stockholder's return on the Company's Common Stock with the cumulative total return on the NASDAQ Stock Market (U.S.) and a Peer Group Index for the period of five fiscal years starting April 1, 1992, and ending March 31, 1998. The Peer Group Index includes all the NASDAQ U.S. companies referenced under the three digit SIC code number 382, Laboratory and Analytical Instruments. A total of 127 companies fell into this category during the five-year period ended March 31, 1998, with 90 of these companies still active on March 31, 1998. This Peer Group Index was selected by the Company because it includes many similar companies engaged in comparable markets. Calculations and preparation of index data were done for the Company by the Center for Research in Securities Prices (CRSP) at the University of Chicago, using market value weighted stock prices and assuming dividend reinvestments over the five-year period, as required by the Securities and Exchange Commission. The graph also shows the appropriate broad market index, which is the NASDAQ Stock Market (U.S.), as prepared by CRSP.

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                             Performance Graph for
                                TSI Incorporated

                              [PLOT POINTS GRAPH]

CRSP Total Returns Index for:                       03/31/93   03/31/94   03/31/95   03/31/96   03/29/97   03/31/98
-----------------------------                       --------   --------   --------   --------   --------   --------
TSI Incorporated                                     100.0      141.2      156.5      308.0      332.5      309.9
Nasdaq Stock Market (US Companies)                   100.0      107.9      120.1      163.0      181.2      275.2
NASDAQ Stocks (SIC 3820-3829 US Companies)           100.0      112.3      137.9      179.0      233.0      283.1
Lab Apparatus & Analyt, Opt, Measuring, & Controlling Instr


NOTES:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D.    The index level for all series was set to $100.0 on 03/31/93.

                             PRINCIPAL STOCKHOLDERS

Information as to the name and holdings of each person known by the Company to be the beneficial owner of more than five percent of its Common Stock as of June 2, 1998, each director of the Company, each of the Company's executive officers named in the Summary Compensation table in the Proxy Statement, and all executive officers and directors of the Company as a group, is set forth below. Except as indicated below, the Company believes that each of such persons or their spouse has the sole voting and investment powers with respect to such shares:

                         Name and Address                  Amount of Common           Percent
Title of Class           of Beneficial Owner           Stock Beneficially Owned       of Class
----------------------------------------------------------------------------------------------
Common Stock             U. S. Bancorp                         866,300                   7.6
                         601 Second Ave. South
                         Minneapolis, MN 55402

Common Stock             Leroy M. Fingerson                    773,385(1)                6.8
                         500 Cardigan Road
                         Shoreview, MN 55126

Common Stock             Lowell D. Nystrom                     661,344(2)                5.8
                         500 Cardigan Road
                         Shoreview, MN 55126

Common Stock             Frank D. Dorman                       466,101(3)                4.1
                         301 Burntside Drive
                         Minneapolis, MN 55422

Common Stock             James E. Doubles                       98,523(4)                0.9

Common Stock             Donald M. Sullivan                     39,000(5)                0.3

Common Stock             Kenneth J. Roering                     32,250(5)                0.3

Common Stock             Robert F. Gallagher                    30,169(6)                0.3

Common Stock             Lawrence J. Whalen                     30,000(5)                0.3

Common Stock             John F. Carlson                        23,598(5)                0.2

Common Stock             Joseph C. Levesque                      3,000(7)                --

Common Stock             All directors and                   2,157,370(8)               18.9
                         executive officers as
                         a group (10 persons)

---------------

1 Includes 51,453 shares of Common Stock which Dr. Fingerson has the right to acquire by the exercise of stock options he holds under the Stock Option Plan of 1992.

2 Includes 47,382 shares of Common Stock which Mr. Nystrom has the right to acquire by the exercise of stock options he holds under the Stock Option Plan of 1992.

3 Includes 9,191 shares of Common Stock which Mr. Dorman has the right to acquire by the exercise of stock options he holds under the Stock Option Plan of 1992.

4 Includes 26,646 shares of Common Stock which Mr. Doubles has the right to acquire by the exercise of stock options he holds under the Stock Option Plan of 1992.

5 Includes 7,500 shares of common stock that outside directors have the option to acquire under the Stock Option Plan of 1992.

6 Includes 13,330 shares of common stock which Mr. Gallagher has the right to acquire by the exercise of stock options he holds under the Stock Option Plan of 1992.

7 Includes 3,000 shares of Common Stock which Mr. Levesque has the right to acquire by the exercise of stock options he holds under the Stock Option Plan of 1992.

8 Includes 167,682 shares of Common Stock subject to stock options which are exercisable within 60 days of the date of this Proxy Statement.

                  SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are also required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.


                                    AUDITORS

The Board of Directors has appointed KPMG Peat Marwick LLP, who served as independent auditors of the Company for the fiscal year ended March 31, 1998, as independent auditors of the Company for the fiscal year ending March 31, 1999, it being intended that such appointment would be presented for ratification to the stockholders. In the event the stockholders do not ratify the appointment of KPMG Peat Marwick LLP, the selection of other independent auditors will be considered by the Board of Directors. The Board of Directors recommends that the stockholders vote FOR ratification of the appointment of KPMG Peat Marwick LLP. The affirmative vote of stockholders holding at least a majority of Common Stock voting in person or by proxy at the Annual Meeting is necessary for approval. Unless otherwise specified, proxies solicited by the Board of Directors will be voted FOR ratification of the appointment of KPMG Peat Marwick LLP. A representative of KPMG Peat Marwick LLP, who will have an opportunity to make a statement if he or she so desires, will be present at the meeting and will be available to respond to appropriate questions.


                            PROPOSALS OF STOCKHOLDERS

Proposals of stockholders of the Company intended to be presented at the Company's next Annual Meeting of stockholders must be received by Robert F. Gallagher, Vice President of the Company, at the above address no later than February 22, 1999, in order for any such proposals to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting.


                                  OTHER MATTERS

The Board of Directors does not intend to bring before the meeting any business other than as set forth in this Proxy Statement and has not been informed that any other business is to be presented to the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment.

Please sign and return promptly the enclosed Proxy in the envelope provided. The signing of a Proxy will not prevent your attending the meeting and voting in person.

                                            By Order of the Board of Directors




                                            Laura J. Cochrane
                                            Secretary
June 18, 1998

                                      PROXY
                                TSI INCORPORATED
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                FOR ANNUAL MEETING OF STOCKHOLDERS--JULY 23, 1998

The undersigned stockholder of TSI Incorporated (the "Company") hereby appoints James E. Doubles, Robert F. Gallagher, Laura J. Cochrane, and each of them, as attorneys, agents and proxies of the undersigned with full power of substitution in each of them, to vote in the name and on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held on July 23, 1998, at 3:30 p.m., Central Daylight Time, at TSI Incorporated Headquarters, 500 Cardigan Road, Shoreview, Minnesota, and until adjournments thereof, all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present, with the powers the undersigned would possess if personally present.

I. Authority to vote for the election of Joseph C. Levesque and Donald M. Sullivan as directors. You may withhold authority to vote for a nominee by lining through his name.

                         [ ] GRANT              [ ] WITHHOLD

II. Ratifying the appointment of KPMG Peat Marwick LLP as the independent auditors of the Company for the fiscal year ending March 31, 1999.

                    [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

III. In their discretion, upon such other business as may properly come before the meeting.

                  (CONTINUED, AND TO BE SIGNED, ON OTHER SIDE)

                           (CONTINUED FROM OTHER SIDE)

All as set out in the Notice of Annual meeting of Stockholders and Proxy Statement dated June 20, 1998, receipt of which is hereby acknowledged.

ALL SHARES WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THE SHARES WILL BE VOTED FOR THE DIRECTORS AS SET FORTH IN THE PROXY STATEMENT AND FOR ALL OTHER IDENTIFIED MATTERS.

A MAJORITY OF SAID ATTORNEYS OR THEIR SUBSTITUTES WHO SHALL BE PRESENT AND ACT, OR IF ONLY ONE SHALL ATTEND, THEN THAT ONE, SHALL HAVE AND MAY EXERCISE ALL THE POWERS OF SAID ATTORNEYS HEREUNDER.

                       Dated:                                             , 1998
                              --------------------------------------------
                                             (Please insert date)

                              --------------------------------------------------
                                                 (Signature)

                              --------------------------------------------------
                                          (Joint Owner's Signature)

                              [Signatures(s) should agree with stenciled name(s).] When signing as attorney, guardian, executor, administrator or trustee, please give title. If the signer is a corporation, please give the full corporate name and sign by a duly authorized officer, showing the officer's title. EACH joint owner is requested to sign.

      PLEASE EXECUTE AND RETURN THIS PROXY PROMPTLY. YOUR COOPERATION WILL
                                 BE APPRECIATED.